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                                                                   EXHIBIT 10.18


                               LINKING AGREEMENT


     This Linking Agreement (the "Agreement") is made and entered into as of April 1, 1998, by and between Partes Corporation, a Washington corporation, ("Partes"), and Axxess, Inc., a Nevada corporation, ("Axxess").

                                   RECITALS

     A. Partes offers investors and analysts corporate financial information based on SEC filings, including real-time financial data and spreadsheets, through its FreeEDGAR(sm) service.

     B. Axxess maintains a Web site at which it provides a variety of materials and information for investors (http://www.financialweb.com/) (the "Axxess Website").

     C. Axxess desires to provide to users of the Axxess Website the opportunity and ability to obtain certain information directly from Partes by means of hyperlink. Partes is willing to provide such information.

     D. The parties desire to set forth their mutual understanding with respect to the arrangements described above.

                                   AGREEMENT

     Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.  Definitions

     As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires. Certain other terms are defined elsewhere in this Agreement.

     "Affiliate" means, when used with reference to a person, (i) any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the such person, or (ii) any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, such person or of which such person is an officer, partner or trustee, or with respect to which such person serves in a similar capacity.

     "Agreement" means this Linking Agreement between Partes and Axxess, as amended from time to time.

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     "Cause" means, with respect to any party to this Agreement, (i) a material breach of this Agreement which is not cured within fifteen (15) days after written notice thereof, (ii) a petition shall have been filed against such party for an involuntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, and such petition shall not have been dismissed within 60 days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such party for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or (iii) such party shall have commenced a voluntary proceeding under applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due.

     "Data" means text, graphics, layout and content of the corporate financial information based on SEC filings, including real-time financial filings, spreadsheet generation and watchlist, available at Partes FreeEDGAR(sm) Web site, but excludes downloadable applications such as the FreeEDGAR(sm) Excel Add-In.

     "HTML" means Hyper Text Markup Language, the basic format for presenting documents on the World Wide Web.

     "SEC" means the United States Security and Exchange Commission.

Section 2.  Linking Arrangements

     (a) Axxess agrees to maintain a page on the Axxess Website that allows a user to select a company and requests Data from the Partes server based on a submitted ticker symbol.

     (b) Partes agrees to provide the Data as an HTML stream generated by Partes that a user's web browser will display. The Partes server will respond to a request with an HTML page which lists the filings for the company associated with the ticker (the "Filings List"). Based on the user's choice of filings, Partes will send HTML pages the user can use to navigate the filings (the "Filing Display"). The top of each generated page will include Partes logos and graphics in a page header 60 pixels deep. Axxess shall provide attribution to FreeEDGAR(sm) on the Axxess Website entry page that links to Partes and in any HTML page, email, brochure or other material that includes the Data. With respect to any HTML files located on the Axxess Website, the attribution shall be by incorporating a graphical image provided by Partes (the "Image"). The displayed image shall be no smaller than 100 pixels by 60 pixels in size. Axxess shall not include any HTML code in a file used to generate any page or communication that will alter the size of the Image. The HTML code for the file used to generate the page or other communication that includes the Image will include code whereby a user can click on the Image and link to the

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FreeEDGAR(sm) website. If the form of communication precludes the possibility of including a clickable link, a textual reference only, including the URL listed above, shall be substituted therefore.

     (c) Axxess acknowledges and agrees that Partes will update and improve from time to time its products and services, including, its Application Programming Interface (the "API"). Such changes may require that Axxess update and revise its programming and interface relating to the Data and Axxess agrees to do such programming at its cost and expense. Partes agrees to give Axxess at least 15 days notice of changes to applicable portions of the API and will continue to support the current API for 30 days after the cutover to the new version.


Section 3. Licensing Fee

     Axxess agrees to pay Partes a licensing fee of $1500 per month for the term of this Agreement. Axxess shall forward to Partes on a monthly basis the fee for the calendar month within five (5) days of the end of such calendar month.

Section 4. Reporting

     Axxess will electronically register and record each time a web browser on the internet requests a web page at Axxess's website from which Data can be requested or viewed. Axxess will report the recorded information to Partes on a monthly basis.

     If, for any calendar month, the number of page views on pages that contain the Data exceeds 150,000, then Axxess shall promptly notify Partes in writing of the number of such page views for such month. The parties will then enter into good faith discussions to renegotiate the fees and other amounts to be paid to Partes under this Agreement. If within 30 days after Partes receives the notification from Axxess the parties have not reached mutual agreement on such fees and other amounts, Partes shall have the right to terminate this Agreement on 15 days written notice to Axxess.

Section 5. Limited License

     Partes grants to Axxess a nonexclusive, nontransferable, nonassignable license to use, in connection with establishing the link described in this Agreement and identifying Partes as the source of the Data, the FreeEDGAR(sm) logo and name (the "Partes Mark"). Axxess's use of the Partes Mark shall be limited to purposes of establishing the link, identifying or branding the Data provided by Partes and defining the web link specifications, as described in
Section 2 above. Axxess agrees

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to use the Partes Mark only in the form and manner and with appropriate legends as prescribed from time to time by Partes. Axxess acknowledges the ownership of the Partes Mark by Partes and Partes' control over the quality of the goods and services provided under such mark. Axxess agrees that it will do nothing inconsistent with such ownership and that all use of the Partes Mark by Axxess shall inure to the benefit of and on behalf of Partes. Axxess agrees to assist Partes in recording this agreement, if deemed advisable by Partes, with appropriate government authorities and to assist in the registration, maintenance and defense of the Partes Mark. Axxess agrees that nothing in this limited license shall give Axxess any rights, title or interest in the Partes Mark other than the right to use the Partes Mark in accordance with this limited license. Axxess agrees that it will not attack the Partes Mark. Axxess agrees not to adopt or seek to register any mark confusingly similar to the Partes Mark. Axxess agrees not to alter the presentation, reproduce, retransmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit the Data in any manner without the express written consent of Partes.

Section 6.  Significant Changes to Content

     Axxess agrees to notify Partes of any significant changes to the content or structure of the Axxess Website within ten (10) days of any such change. Partes may terminate this Agreement on ten (10) days written notice after any significant change to the Axxess Website.

Section 7.  Data Collection

     The parties agree that the Agreement restricts the gathering and use of specific information concerning users collected by either party during the term of the Agreement to the internal use of each party unless written permission is provided by the other party. Each party is responsible for determining whether any such gathering, use or dissemination it performs is consistent with applicable laws and regulations.

Section 8.  Representations and Warranties

     (a)    Axxess represents and warrants to Partes that:

            (i) Axxess has duly registered the domain name of the Axxess Website with all required authorities and possesses and will maintain all rights necessary to use, and grant Partes a license to use, such domain name; and

            (ii) no content or materials available at the Axxess Website (including, without limitation, content and material supplied by users of such website) does now or will in the future infringe upon or violate any
     (A) copyright, patent, trademark or other proprietary right of any

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     third party or (B) applicable law, regulation, or non-proprietary third-
     party right.

      (b) Partes represents and warrants to Axxess that the Data does not now and will not in the future infringe upon or violate any (A) copyright, patent, trademark or other proprietary right of any third party or (B) applicable law, regulation or non-proprietary third-party right.

Section 9.  Term of Agreement; Termination

     This Agreement shall commence on April 1, 1998 and shall continue for an initial term expiring on April 1, 1999 (the "Initial Term"). Absent written notice of non-renewal as provided in this Section 10, this Agreement shall be automatically renewed for successive one-year terms ("Renewal Terms") upon the expiration of the Initial Term and each Renewal Term. Notice of non-renewal, if given, shall be given in writing by Partes to Axxess, or by Axxess to Partes, as the case may be, not less than sixty (60), nor more than ninety (90), calendar days before the expiration of the Initial Term of any Renewal Term thereof.

     Notwithstanding any other provision to the contrary, this Agreement may be terminated by Partes with Cause immediately upon providing written notice to Axxess or by Axxess with Cause immediately upon written notice to Partes. In the event of termination of this Agreement, the parties will cooperate and take all reasonable steps to assist one and other in making an orderly transition the function set forth in this Agreement.

Section 10. Disclaimer of Warranty

     Except as expressly set forth in this Agreement, neither party makes, and each party hereby specifically disclaims, any representations or warranties, expressed or implied, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance. In particular, the Data will be furnished by Partes on an "as is" and "with all faults" basis. Partes disclaims any warranties (expressed or implied), liabilities and remedies of any kind, including, without limitation, the implied warranties of merchantability or fitness for a particular purpose. Without limitation of the foregoing, Partes does not warrant or guaranty the timeliness, sequence, accuracy or completeness of the Data. There are no warranties, expressed or implied, as to the results to be obtained from use of the Data. Without limitation of the foregoing, neither Partes, nor its information providers shall be liable regardless of the cause or duration, for any errors, inaccuracies, omissions, or other defects in, timeliness, authenticity of, the Data or for any delay or interruption in the transmission thereof to users or any claim or losses or arising therefrom or occasion thereby. Partes shall not be liable for any third-party claims or losses of any nature, including but not

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limited to, lost profits, punitive or consequential damages. Axxess acknowledges and agrees that any proprietary rights in the Data shall remain the property of Partes, or its information provider. Axxess will not use all or any portion of the Data for any unlawful purpose.

Section 11. Taxes

     The parties to this Agreement shall pay all applicable United States federal, state and local taxes and other national, provincial or local taxes, or other tariffs of any jurisdiction in which one of the parties to this Agreement resides or is otherwise subject, in accordance with the laws of the United States or any such other jurisdiction as then in effect.

Section 12. No Partnership

     Nothing contained in this Agreement will be construed as making the parties hereto partners or joint venturers.

Section 13. Amendments

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

Section 14. Arbitration

     As to any matter of disagreement, dispute or controversy between the parties hereto, either party may demand that such disagreement, dispute or controversy be submitted to arbitration. The demand for arbitration shall be in writing, shall be served on the other party as provided in Section 22 and shall set forth the matter or matters to be arbitrated and the name and address of the arbitrator chosen by the party making such demand. Within 15 days after the receipt of the demand, the party receiving the demand shall appoint an arbitrator and give written notice of such appointment to the party making the demand and shall specify the name and address of such arbitrator. The two arbitrators so appointed or selected shall appoint a third arbitrator as soon as practicable. Any arbitration pursuant hereto shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All such arbitration proceedings shall take place in Seattle, WA. Any award rendered shall be final and conclusive upon the parties. The arbitrators shall award the substantially prevailing party the costs and expenses incurred in proceeding with the arbitration, including but not limited to the costs of experts, evidence and legal fees, the arbitrators' fees and the administrative fees imposed by the American Arbitration Association. The arbitrators are authorized to issue pre-award injunctive relief where

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appropriate and to invoke such other sanctions as may be necessary to enforce the arbitrators' orders or to compel discovery through depositions or document production.

Section 15. Assignment

     Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement to any other person, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 16. Attorneys' Fees

     If any party hereto brings an action or proceeding for the declaration of the rights of the parties hereunder, for injunctive relief, or for an alleged breach or default of, or any other action arising out of this Agreement or the transactions contemplated hereby, the prevailing party in any such action shall be entitled to an award of reasonably attorney fees' and any court costs incurred in such action or proceeding, in addition to any other damages or relief awarded, regardless of whether such action proceeds to final judgment.

Section 17. Consents and Waivers

     The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same unless the same is waived in writing. No waiver by a party of a condition or any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 18. Counterparts

     This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement.

Section 19. Entire Agreement; No Third Party Beneficiaries

     The terms set forth in this Agreement are intended by the parties as a final, complete and exclusive expression of the terms of their agreement with respect to the transactions contemplated by this Agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any

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contemporaneous oral agreement or any consistent additional terms. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 20. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and entirely to be performed within such state, without regard to its conflict of law rules.

Section 21. Notices

     All notices, certificates or other communications shall be in writing and shall be sufficiently given and shall be deemed given on the business day on which the same have been personally delivered (either by messenger or courier service which guarantees next day delivery) or (if not by such messenger or by courier service), on the second business day following the date on which the same has been mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:]

     If to Partes:                Partes Corporation
                                  10635 NE 163rd Place Suite B
                                  Kirkland, WA 98033

     If to Axxess:                Axxess Media Group, Inc.
                                  201 Park Place, Suite 321
                                  Altamonte Springs, FL 32701

     A duplicate copy of each notice, certificate or other communication given hereunder by any party hereto to another party hereto shall also be given to all of the parties specified above. All other documents required to be submitted to any of the foregoing parties shall also be submitted to such party at its address set forth above. Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, documents or other communications shall be sent.

Section 22. Remedies in Equity

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     The rights and remedies of the parties hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. The parties confirm that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agree that their respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy as well as at law or otherwise.

Section 23. Severability

     Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




                                       PARTES CORPORATION


                                       By: [Signature Appears Here]


                                       Its:  President




                                       AXXESS, INC.


                                       By:  [Signature Appears Here]


                                       Its:  President

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